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                                   EXHIBIT 99(i)

                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                             515 South Flower Street
                          Los Angeles, California 90071
                            Telephone (213) 683-6000

                                February 24, 2003

Stonebridge Funds Trust
1625 Broadway, Suite 2200
Denver, Colorado 80202

Ladies and Gentlemen:

     We have acted as counsel to Stonebridge Funds Trust, a Delaware statutory trust (the "Trust"), with respect to certain legal matters in connection with the capital shares of the Trust offered pursuant to a Registration Statement on Form N-1A (Registration Statement No. 33-12893), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

     We hereby consent to the reference to Paul, Hastings, Janofsky & Walker LLP under the caption "Legal Counsel" in the Statement of Additional Information which forms part of the Registration Statement.

                                       Very truly yours,


                                       /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP